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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements on Forms S-8 No.'s 333-102209, No. 333-010179, No. 333-65188, No. 333-60702, No. 333-49436, No. 333-88645, No. 333-79463, No. 333-79457, No. 333-74555, No. 333-56473, and No. 333-15069, pertaining to various employee benefit plans of Main Street Banks, Inc. (formerly First Sterling Banks, Inc.) of our report dated January 13, 2003, with respect to the consolidated financial statements of Main Street Banks, Inc. and Subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

                      /s/  ERNST & YOUNG LLP

Atlanta, Georgia
March 27, 2003

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT AUDITORS